Exhibit 4.5

FOURTH SUPPLEMENTAL INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of September 26, 2025, among KT Finance Inc., a Delaware corporation (the “Co-Issuer”), and EFHI GP Limited, a private limited company under the laws of Ireland (company registration number 794506) (“EFHI GP”) (Co-Issuer and EFHI GP, each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), which Guaranteeing Subsidiaries are subsidiaries of Endo LP (or its permitted successor), Endo Finance Holdings LP (f/k/a Endo Finance Holdings, Inc.), a Delaware limited partnership (the “Issuer”), Endo, LP, a Delaware limited partnership (f/k/a Endo, Inc.) (the “Parent”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 23, 2024, by and among the parties thereto (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 8.500% Senior Secured Notes due 2031 (the “Notes”);
WHEREAS, the Co-Issuer has agreed to become a joint and several obligor in respect of the Obligations of the Issuer under the Notes and the Indenture on the terms and conditions set forth herein.
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement To Guarantee. Each Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.     Agreement To Assume Obligations. Notwithstanding anything else in this Supplemental Indenture, the Indenture or any other Loan Documents to the contrary, the Co-Issuer hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Issuer, with respect to the payment and performance of all of the Obligations of the Issuer under the Indenture and the Notes, it being the intention of the parties hereto that all of such Obligations shall be the joint and several obligations of the Issuer and the Co-Issuer without preferences or distinction among them. The Co-Issuer shall be liable for all amounts due to the Holders, the Trustee or the Notes Collateral Agent under the Indenture and the Notes, regardless of the manner in which any Holder, the Trustee or the Notes Collateral Agent accounts for such Obligations on its books and records. The Obligations of the Issuer and the Co-Issuer under the Indenture and the Notes shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each of the Issuer and the Co-Issuer.
4.     No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer, the Co-Issuer or any other Guarantor, as such, will have any liability for any obligations of the Issuer, the Co-Issuer or any other Guarantor under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and the laws of certain foreign jurisdictions.

5.    NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE ISSUER, THE CO-ISSUER AND EACH OF THE OTHER GUARANTORS CONSENT AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THE INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS (OTHER THAN ANY SECURITY DOCUMENTS WHICH SPECIFY A DIFFERENT JURISDICTION) AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. THE ISSUER, THE CO-ISSUER AND EACH OF THE OTHER GUARANTORS WAIVE ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTEEING SUBSIDIARY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, HEREBY APPOINTS ENDO FINANCE HOLDINGS, INC., 1400 ATWATER DRIVE, MALVERN, PA 19355, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GUARANTEEING SUBSIDIARY AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. EACH GUARANTEEING SUBSIDIARY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF ENDO FINANCE HOLDINGS, INC. IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE ISSUER, THE CO-ISSUER, EACH OF THE OTHER GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic signatures shall be deemed to be their original signatures for all purposes.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. The Trustee And The Notes Collateral Agent. The Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries (including the Co-Issuer) and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: September 26, 2025

KT Finance Inc, as Co-issuer and Guaranteeing Subsidiary
By:	/s/ Matthew T. Peters
Name: Matthew T. Peters
Title: Director

EFHI GP Limited, as Guaranteeing Subsidiary
By:	/s/ Alasdair John Fenlon
Name: Alasdair John Fenlon
Title: Director

Endo Finance Holdings LP, as Issuer By: EFHI GP Limited, its general partner
By:	/s/ Alasdair John Fenlon
Name: Alasdair John Fenlon
Title: Director

Endo LP, as Parent By: ELP 2025 GP Limited, its general partner
By:	/s/ Alasdair John Fenlon
Name: Alasdair John Fenlon
Title: Director

Computershare Trust Company, National Association, as Trustee and Notes Collateral Agent
By:	/s/ Belinda Coleman
Name: Belinda Coleman
Title: Vice President
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